EXHIBIT 4.2

                       FIRST AMENDMENT TO CREDIT AGREEMENT


      THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of April 24, 1998, is by and among PETROLEUM SUPPLY COMPANY, PRIDE INTERNATIONAL HOLDINGS, INC., RANGER WELL SERVICE, INC., PRIDE OFFSHORE, INC., and RANGER CORPORATION (each individually, a "BORROWER," and, collectively, the "BORROWERS"), PRIDE INTERNATIONAL, INC., (the "PARENT GUARANTOR"), each of the Lenders (as defined in the below-mentioned Credit Agreement) signatory hereto, FIRST NATIONAL BANK OF COMMERCE, as arranger and syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the "SYNDICATION AGENT"), and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as administrative and documentation agent for the Lenders and as issuer of Letters of Credit (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

                                R E C I T A L S:

      WHEREAS, the Borrowers, the Parent Guarantor, the Agents, and the Lenders signatory hereto entered into a Credit Agreement, dated as of December 22, 1997 (the "CREDIT AGREEMENT"), pursuant to which the Lenders made available to the Borrowers a revolving credit facility of up to $100,000,000; and

      WHEREAS, the Borrowers have requested that the Lenders and the Agents agree to amend the Credit Agreement to permit (i) issuance of the Zero Coupon Debentures (defined below); (ii) issuance of the Amethyst I Convertible Note (defined below); and (iii) up to $100,000,000 of investments in Foreign Affiliates; and

      WHEREAS, the Lenders and the Agents are willing to amend the Credit Agreement as hereinafter provided; and

      WHEREAS, the Borrowers, the Parent Guarantor, the Lenders and the Agents now desire to amend the Credit Agreement as herein set forth.

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1 DEFINITIONS. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement, as amended hereby.


FIRST AMENDMENT TO CREDIT AGREEMENT - PAGE 1

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                                   ARTICLE II

                                   AMENDMENTS

      Section 2.1 ADDITIONAL DEFINITIONS. Section 1.1 is amended by adding the following definitions in alphabetical order:

            "AMETHYST 1 UNSECURED CONVERTIBLE NOTE" means the Parent Guarantor's $21,250,000 unsecured convertible promissory note issued in partial payment of the purchase price for the Semi-submersible Rig "Amethyst 1," the principal terms and conditions of which are described in a 31 March 1998 agreement between the Parent Guarantor and DWC Amethyst N.V. (a copy of which letter has been delivered to the Agent and the Lenders).

            "ZERO COUPON DEBENTURES" means the Parent Guarantor's Zero Coupon Convertible Subordinated Debentures due 2018 issued by the Parent Guarantor pursuant to the terms of the Zero Coupon Indenture upon the terms and conditions set forth therein, the gross cash proceeds of which are $230,000,000.

            "ZERO COUPON INDENTURE" means that certain indenture dated as of April 1, 1998 between the Parent Guarantor and Marine Midland Bank, trustee, as amended by First Supplemental Indenture dated on or about the date hereof relating to the Zero Coupon Debentures and, as the same may hereafter be amended, modified, or supplemented from time to time.

      Section 2.2 AMENDMENT TO DEFINITION. The definition of "Funded Debt" is amended by adding the following in clause (a) thereof immediately after the word "Debenture": ", the Zero Coupon Debentures."

      Section 2.3 AMENDMENT TO SECTION 10.1. Section 10.1 is amended (i) by deleting the word "and" at the end of clause (g) and the period at the end of clause (h) and (ii) by adding a semi colon after clause (h) and the following:

      "(i) Debt incurred in connection with the Zero Coupon Debentures and the Zero Coupon Indenture; and

      "(j) Debt incurred in connection with the Amethyst 1 Unsecured Convertible Note."

      Section 2.4 AMENDMENT TO SECTION 10.5. Section 10.5 is amended by changing the reference in clause (h) from "$60,000,000" to $100,000,000."


FIRST AMENDMENT TO CREDIT AGREEMENT - PAGE 2

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                                   ARTICLE III

                              CONDITIONS PRECEDENT

      Section 3.1 NECESSARY DOCUMENTATION. This Amendment shall be effective when the Administrative Agent shall have received this Amendment executed by the Borrowers, the Agent, the Parent Guarantor and the Required Lenders.

      Section 3.2 REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in the Credit Agreement shall be true and correct in all material respects on and as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of such date.

                                   ARTICLE IV

                                  MISCELLANEOUS

      Section 4.1 RATIFICATIONS, REPRESENTATIONS AND WARRANTIES. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of, and as if made on, the date hereof. The Borrower, the Banks and the Agents agree that the Credit Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms, except as the enforceability thereof may be affected by general principles of equity or creditors' rights.

      Section 4.2 REFERENCE TO THE CREDIT AGREEMENT. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

      Section 4.3 SEVERABILITY. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

      Section 4.4 APPLICABLE LAW. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

      Section 4.5 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of the Lenders, the Agents, the Parent Guarantor and the Borrowers and their respective successors and assigns.


FIRST AMENDMENT TO CREDIT AGREEMENT - PAGE 3

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      Section 4.6 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. Facsimile signatures shall be effective for all purposes.

      Section 4.7 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

      Section 4.8 NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Section 4.9 DESIGNATED SENIOR INDEBTEDNESS. The Obligations are expressly designated by the Borrowers and the Parent Guarantor as "Designated Senior Indebtedness" for purposes of the Indenture and the Zero Coupon Indenture.


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FIRST AMENDMENT TO CREDIT AGREEMENT - PAGE 4

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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        BORROWERS:

                                        PETROLEUM SUPPLY COMPANY


                                        By: ______________________________
                                            Name:
                                            Title:


                                        PRIDE INTERNATIONAL HOLDINGS, INC.


                                        By: ______________________________
                                            Name:
                                            Title:


                                        RANGER WELL SERVICE, INC.



                                        By: ______________________________
                                            Name:
                                            Title:


                                        PRIDE OFFSHORE, INC.



                                        By: ______________________________
                                            Name:
                                            Title:



FIRST AMENDMENT TO CREDIT AGREEMENT - PAGE 5

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                                    RANGER CORPORATION



                                    By: ______________________________
                                        Name:
                                        Title:

                                    GUARANTOR:


                                    PRIDE INTERNATIONAL, INC.


                                    By: ______________________________
                                        Earl W. McNiel
                                        Vice President


                                    AGENTS AND LENDERS:

                                    FIRST NATIONAL BANK OF COMMERCE,
                                    as Syndication Agent and as a Lender



                                    By: ______________________________
                                        Name:
                                        Title:


                                    WELLS FARGO BANK (TEXAS),
                                    NATIONAL ASSOCIATION, as Administrative
                                    Agent and a Lender



                                    By: ______________________________
                                        Frank W. Schageman
                                        Vice President


                                    HIBERNIA NATIONAL BANK



FIRST AMENDMENT TO CREDIT AGREEMENT - PAGE 6

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                                    By: ______________________________
                                        Name:
                                        Title:


                                    THE FUJI BANK, LIMITED -HOUSTON
                                    AGENCY


                                    By: ______________________________
                                        Name:
                                        Title:


                                    per pro BROWN BROTHERS HARRIMAN & CO.



                                    By: ______________________________
                                        Name:
                                        Title:


FIRST AMENDMENT TO CREDIT AGREEMENT - PAGE 7